Exhibit 99.1

News for Immediate Release

Contact:

Lee Jacobson

Investor Relations

First Marblehead

800 Boylston Street, 34th FL

Boston, MA 02199

617.638.2065

First Marblehead Announces Fourth Quarter and Full Year Fiscal 2009 Results

BOSTON, MA, August 17, 2009 — The First Marblehead Corporation (NYSE: FMD) today announced its financial and operating results for the fourth quarter of fiscal 2009 and for the fiscal year ended June 30, 2009.

Quarterly revenues were positive for the first time since the first quarter of fiscal 2008.  The fourth quarter of fiscal 2009 represents the third consecutive quarter of improved year-over-year quarterly results of operations.

Total revenues for the fourth quarter of fiscal 2009 were $11.6 million, as compared to ($33.8) million for the same period last year.  Service revenues for the fourth quarter of fiscal 2009 reflected asset servicing fees in the amount of $2.4 million for services provided to the owner of NC Residuals Owners Trust, which holds the trust residual interests previously sold by the company.

Total non-interest expenses for the fourth quarter of fiscal 2009 were $65.8 million, including a $40.0 million unrealized loss on education loans held for sale, as compared to $63.8 million for the fourth quarter of fiscal 2008, including a $7.4 million unrealized loss on education loans held for sale.  Compensation and benefits expenses decreased $9.4 million or 54% from the same period last year and general and administrative expenses decreased $21.3 million or 54% from the same period last year, as a result of the company’s expense reduction initiatives.

For the fourth quarter of fiscal 2009, the company recorded a net loss of $36.1 million or $0.36 per share compared to a net loss of $56.7 million or $0.57 per share for the prior year fiscal fourth quarter.

For the fiscal year ended June 30, 2009, the company recorded a net loss of $363.0 million or $3.66 per share compared to a net loss of $235.1 million or $2.46 per share for the prior fiscal year.

Total revenues for the fiscal year ended June 30, 2009 were ($290.0) million, compared to ($28.4) million for fiscal 2008.  Fiscal 2008 revenues included $320.4 million of revenues from new securitization transactions.

Total non-interest expenses for fiscal 2009 were $260.8 million, including a $138.2 million unrealized loss on education loans held for sale, as compared to $358.5 million for the prior year, including a $7.4 million unrealized loss on education loans held for sale.  Compensation and benefits expenses decreased $54.5 million or 56% from the prior year and general and administrative expenses decreased $174.0 million or 68% from the prior year, as a result of the company’s expense reduction initiatives.

The company ended the quarter with $167.2 million in cash, cash equivalents and investments.  The sale of NC Residuals Owners Trust and the net operating losses are expected to generate a cash refund for taxes previously paid, and the company recorded an income tax receivable of approximately $166.4 million at June 30, 2009.  Net operating cash usage* was approximately $11 million for the quarter ended June 30, 2009, down from approximately $14 million for the quarter ended March 31, 2009 (See below under the heading “Use of Non-GAAP Financial Measures”).

About The First Marblehead Corporation — First Marblehead helps meet the growing demand for private education loans by offering national and regional financial institutions and educational institutions an integrated suite of design, implementation and capital markets services for student loan programs. First Marblehead supports responsible lending and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally-guaranteed loans before considering private education loans, please see www.SmartBorrowing.org.  For more information, go to www.firstmarblehead.com.

Statements in this press release, including the financial tables, regarding First Marblehead’s future financial and operating results, liquidity and any potential tax refund, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based upon our historical performance, the historical performance of the securitization trusts that we have facilitated and on our plans, estimates and expectations as of August 17, 2009.  The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates or expectations contemplated by us will be achieved.  You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause our actual financial or operational results, including the performance of securitization trusts and resulting cash flows, facilitated loan volumes or financing-related revenues, or the timing of events, to be materially different than those expressed or implied by forward-looking statements.  Important factors that could cause or contribute to such differences include: our ability to structure securitizations or alternative financings, including with regard to any of our loans held for sale; the size, structure and timing of any such securitizations or alternative financings; U.S. federal or state income consequences, which are complex and uncertain, relating to the transfer of the trust certificate of NC Residuals Owners Trust and the asset services agreement between the purchaser and the company (collectively, the “Transactions”); any investigation, audit, claim, action or suit relating to the Transactions, including any such proceeding initiated by the Internal Revenue Service relating to the federal income tax treatment of any aspect of the Transactions or any tax refund previously received;  developments in the bankruptcy proceedings of The Education Resources Institute, Inc. (TERI), including the terms of any plan of reorganization and the outcome of the challenges to the enforceability of security interests of securitization trusts; the demand for, and market acceptance of, loan programs that we develop, including our success in providing such products to former, current and prospective clients; degradation of credit quality, performance of the loan portfolios held by either the securitization trusts or us or value of any credit enhancements; the estimates we make and the assumptions on which we rely in preparing our financial statements, including with respect to the valuation of our loans held for sale; continued variance between the actual performance of securitization trusts and the key assumptions that we have used to estimate the fair value of additional structural advisory fees, asset serving fees and residual receivables; continued decreases in the estimated fair value of our loans held for sale, including as a result of actual transactions or market observations; our compliance with banking regulations and directives, including the terms of our supervisory agreement with the Office of Thrift Supervision (OTS) and the cease and desist order issued by the OTS to our subsidiary Union Federal Savings Bank; and the other factors set forth under the caption “Part II - Item 1A. Risk Factors” in First Marblehead’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 8, 2009.  Important factors that could cause or contribute to differences between the actual performance of the securitization trusts or our loans held for sale, on the one hand, and our key assumptions, on the other hand, include economic, regulatory, competitive and other factors affecting prepayment, default and recovery rates on the underlying loan portfolio; capital market receptivity to securities backed by private student loans, particularly direct-to-consumer loans; and interest rate trends.  We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

-financial tables to follow-

The First Marblehead Corporation and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three Months and Fiscal Years Ended June 30, 2009 and 2008

(Unaudited)

(in thousands, except per share amounts)

	Three months ended		Twelve months ended
	June 30,		June 30,
	2009	2008	2009	2008
Service revenues:
Up-front structural advisory fees	$—	$56	$—	$179,106

Additional structural advisory fees
From new securitizations	—	—	—	24,304
Trust updates	(5,691)	(22,506)	(57,157)	(44,106)
Total additional structural advisory fees	(5,691)	(22,506)	(57,157)	(19,802)

Asset servicing fees
Fee income	2,350	—	2,350	—
Fee updates	35	—	35	—
Total asset servicing fees	2,385	—	2,385	—

Residuals
From new securitizations	—	—	—	116,972
Trust updates	2,309	(37,548)	(283,295)	(488,832)
Total residuals	2,309	(37,548)	(283,295)	(371,860)

Processing fees from TERI	162	17,683	3,050	126,540

Administrative and other fees	7,751	1,878	19,908	31,985

Total service revenues	6,916	(40,437)	(315,109)	(54,031)

Net interest income	4,694	6,664	25,103	25,622

Total revenues	11,610	(33,773)	(290,006)	(28,409)

Non-interest expenses:
Compensation and benefits	7,898	17,328	42,232	96,735
General and administrative expenses	17,846	39,105	80,438	254,439
Unrealized loss on loans held for sale	40,049	7,373	138,163	7,373
Total non-interest expenses	65,793	63,806	260,833	358,547

(Loss) before income taxes	(54,183)	(97,579)	(550,839)	(386,956)

Income tax (benefit)	(18,101)	(40,908)	(187,819)	(151,880)

Net (loss)	$(36,082)	$(56,671)	$(363,020)	$(235,076)

Net (loss) per share, basic	$(0.36)	$(0.57)	$(3.66)	$(2.46)
Net (loss) per share, diluted	(0.36)	(0.57)	(3.66)	(2.46)
Cash dividends declared per share	—	—	—	0.395
Weighted average shares outstanding, basic	99,122	98,878	99,081	95,732
Weighted average shares outstanding, diluted	99,122	98,878	99,081	95,732

-more-

The First Marblehead Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

As of June 30, 2009 and June 30, 2008

(Unaudited)

(amounts in thousands)

	June 30,	June 30,
	2009	2008
Assets
Cash, cash equivalents and investments	$167,220	$140,909
Federal funds sold	14,326	80,215
Loans held for sale	350,960	497,324
Service receivables:
Structural advisory fees	55,130	113,842
Asset servicing fees	2,385	—
Residuals	9,960	293,255
Other	47	4,086
Total service receivables	67,522	411,183

Property and equipment, net	19,929	37,681

Goodwill and intangible assets, net	1,931	3,657
Other prepaid expenses	3,571	15,377
Mortgage loans held to maturity, net	9,515	10,754
Income taxes receivable	166,410	—
Net deferred tax asset	13,124	—
Other assets	6,822	3,798
Total assets	$821,330	$1,200,898

Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$154,462	$244,113
Education loan warehouse facility	230,137	242,899
Accounts payable and accrued expenses	21,512	20,543
Income taxes payable	—	31,275
Net deferred tax liability	—	10,385
Other liabilities	9,754	14,071
Total liabilities	415,865	563,286

Commitments and contingencies

Stockholders’ equity	405,465	637,612
Total liabilities and stockholders’ equity	$821,330	$1,200,898

-more-

The First Marblehead Corporation and Subsidiaries

Balance Sheet Metrics

Roll-forward of Structural Advisory Fees and Residuals Receivables

(amounts in thousands)

	Three Months Ended	Twelve Months Ended
	June 30,	June 30,
	2009	2009
Structural Advisory Fees Receivable
Beginning of period balance	$60,846	$113,842

Cash received from trust distributions	(25)	(1,555)

Trust updates:
Passage of time (fair value accretion)	1,947	9,362
Decrease in average prepayment rate	—	3,127
(Increase) decrease in discount rate assumptions	92	(23,022)
Increase in timing and average default rate	(2,464)	(11,262)
Decrease in recovery assumption	(9,416)	(9,416)
Increase in auction rate notes spread	—	(13,087)
Increase (decrease) in forward libor curve	4,424	(12,517)
Other factors, net	(274)	(342)
Net change from trust updates	(5,691)	(57,157)

End of period balance	$55,130	$55,130

Residuals Receivable

Beginning of period balance	$7,651	$293,255

Trust updates:
Passage of time (fair value accretion)	346	20,453
Decrease in average prepayment rate	—	11,336
(Increase) decrease in discount rate assumptions	1,063	(82,571)
Increase in timing and average default rate	—	(50,108)
Increase in auction rate notes spread	—	(31,779)
Increase (decrease) in forward libor curve	90	(22,009)
Decrease to reflect disposition	—	(134,481)
Other factors, net	810	5,864
Net change from trust updates	2,309	(283,295)

End of period balance	$9,960	$9,960

Note: Factors affecting the valuation of structural advisory fees and residuals receivables include changes, if any, to the assumptions we use in estimating the fair value of these receivables.  In light of conditions in the asset-backed securities market and our ongoing evaluation of actual trust performance, we changed certain assumptions used to determine the fair value of our residual and structural advisory fee receivables at June 30, 2009.  We continue to monitor the performance of trust assets against our expectations, as well as other inputs necessary to estimate the present value of our structural advisory fee and residuals receivables.  We will make such additional adjustments to our estimates as we believe are necessary to value properly our receivables balances at each balance sheet date.

*Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States (“GAAP”), the company has included in this press release  an additional financial metric, “net operating cash usage,” that was not prepared in accordance with GAAP.  Legislative and regulatory changes discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why a non-GAAP financial metric is relevant to management and investors.

First Marblehead believes that the inclusion of the non-GAAP financial metric helps investors to gain a better understanding of the company’s quarterly results, including non-interest expenses, and quarter-end liquidity position, particularly in light of ongoing capital markets dislocations that have prevented the company from accessing the securitization markets.  Management uses the non-GAAP financial metric, in addition to GAAP financial measures, as a basis for measuring and forecasting the company’s core operating performance and comparing such performance to that of prior periods.  The non-GAAP financial measure is also used by management in its financial and operational decision-making.

There are limitations associated with reliance on the non-GAAP financial measure because it is specific to First Marblehead’s operations and financial performance, which makes comparisons with other companies’ financial results more challenging.  Nevertheless, by providing both GAAP and non-GAAP financial measures, the company believes that investors are able to compare the company’s GAAP results to those of other companies while also gaining a better understanding of the company’s operating performance, consistent with management’s evaluation.

First Marblehead defines “net operating cash usage” to mean approximate cash used in operations, before tax payments.  In accordance with the requirements of Regulation G promulgated by the Securities and Exchange Commission, the table below presents the most directly comparable GAAP financial measure, (loss) before income taxes, for the four quarters of fiscal 2009 and reconciles the non-GAAP financial metric to the comparable GAAP measure:

	Three Months Ended
	(in thousands)
	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008
(Loss) before income taxes	$(54,183)	$(205,588)	$(145,233)	$(145,835)
Depreciation and amortization	3,851	4,214	4,680	5,055
Stock-based compensation expense	1,468	1,587	1,675	2,555
Unrealized losses on loans held for sale and mortgage loans	40,194	47,699	29,424	21,337
Prepaid default prevention expense	—	3,806	2,724	3,218
Disposition of residuals	—	134,481	—	—
Cash receipts from student loans	4,342	4,692	3,592	3,565
Cash receipts from trust distributions	25	26	27	1,477
Interest income accruals from student loans	(8,269)	(8,547)	(11,311)	(10,492)
Net residual accretion from trust updates	(2,309)	1,885	69,082	80,156
Asset servicing fee income	(2,385)	—	—	—
Net structural advisory fees accretion from trust updates	5,691	4,063	29,513	17,891
Other	828	(1,863)	796	1,309
Non-GAAP net operating cash usage	$(10,747)	$(13,545)	$(15,031)	$(19,764)

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© 2009 First Marblehead